Exhibit 99.1

Media Contacts	Investor Contact
Anita Liskey, 312.466.4613	John Peschier, 312.930.8491
William Parke, 312.930.3467	CME-E
news@cmegroup.com www.cmegroup.mediaroom.com

FOR IMMEDIATE RELEASE

CME Group Inc. Reports Second-Quarter 2012 Financial Results

CHICAGO, July 26, 2012 – CME Group Inc. (NASDAQ: CME) today reported revenues of $796 million and operating income of $469 million. Second-quarter net income attributable to CME Group was $245 million and diluted earnings per share were $0.74. On July 20, CME Group Class A common stock split 5 for 1. All share and per-share data in this release have been adjusted to reflect the stock split.

Second-quarter 2012 results included $65 million in non-operating income partially offset by $8 million in non-controlling interest related to the de-consolidation of our business contributed into S&P Dow Jones Indices, the company’s joint venture with The McGraw-Hill Companies; $12 million of compensation expenses made up of costs associated with accelerated vesting of stock-based compensation pertaining to the recent CEO transition, the company’s voluntary exit incentive plan termination payments as well as transaction related severance payments; and $9 million one-time and up-front operating expenses associated with the closing of S&P Dow Jones Indices.

Our income tax provision on a non-GAAP basis was $87 million lower than our GAAP income tax provision due primarily to a non-cash $132 million GAAP charge for establishment of deferred tax liabilities associated with the closing of S&P Dow Jones Indices. In addition, our GAAP income tax provision included other non-recurring reductions to tax expense of $36 million also primarily related to the closing. Finally, our income tax provision on a non-GAAP basis included the tax effect of the $12 million and $9 million adjustments noted above. On a non-GAAP basis, second-quarter diluted EPS would have been $0.89.1

“It has been a challenging year for the financial industry,” said CME Group Executive Chairman and President Terry Duffy. “In light of recent events, we have intensified our efforts in working closely with Congress, regulators and the entire futures industry to strengthen customer protections and ensure the integrity of these critical markets. In addition, our primary focus is to position the company well over the long term in both exchange trading and over-the-counter clearing. We continue to gain momentum in our OTC clearing business, with several new buy-side firms clearing their first OTC swaps with CME over the last two weeks.”

1.	A reconciliation of the non-GAAP financial results mentioned to the respective GAAP figures can be found within the Reconciliation of GAAP to Non-GAAP Measures chart at the end of the financial statements.

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“We are dedicated to running the business as efficiently as possible and took several strategic steps during the second quarter,” said CME Group Chief Executive Officer Phupinder Gill. “As a result of these actions, adjusted expenses1 were down more than five percent compared with the first quarter, while revenues were up three percent, reflecting growth in equities, foreign exchange and agricultural products and our co-location business. This resulted in improved profitability and significant cash flow generation, which positions us to continue returning excess cash to our shareholders. Going forward, we will take aggressive steps to build products and services that address evolving customer needs and expand our industry leading business.”

Second-quarter 2012 average daily volume was 12.4 million contracts, down 9 percent from second-quarter 2011, but up 1 percent compared with the first quarter of 2012. Clearing and transaction fee revenues of $644 million were down 6 percent from second-quarter 2011, but up 4 percent from first-quarter 2012. Second-quarter total average rate per contract was 81.2 cents, up 1 percent compared with second-quarter 2011, and up slightly from first-quarter 2012.

Second-quarter 2012 GAAP operating expense was $327 million. Excluding the non-recurring items discussed earlier, second-quarter operating expense would have been $306 million1, well below first-quarter operating expenses.

During the second quarter the effective tax rate was 36.4 percent, excluding the non-recurring items discussed earlier. As of June 30, the company had $1.3 billion of cash and marketable securities and $2.1 billion of long-term debt.

CME Group will hold a conference call to discuss second-quarter 2012 results at 8:30 a.m. Eastern Time today. A live audio Webcast of the call will be available on the Investor Relations section of CME Group’s Web site at www.cmegroup.com. An archived recording will be available for up to two months after the call.

As the world’s leading and most diverse derivatives marketplace, CME Group (www.cmegroup.com) is where the world comes to manage risk. CME Group exchanges offer the widest range of global benchmark products across all major asset classes, including futures and options based on interest rates, equity indexes, foreign exchange, energy, agricultural commodities, metals, weather and real estate. CME Group brings buyers and sellers together through its CME Globex® electronic trading platform and its trading facilities in New York and Chicago. CME Group also operates CME Clearing, one of the world’s leading central counterparty clearing providers, which offers clearing and settlement services for exchange-traded contracts, as well as for over-the-counter derivatives transactions through CME ClearPort®. These products and services ensure that businesses everywhere can substantially mitigate counterparty credit risk in both listed and over-the-counter derivatives markets.

CME Group is a trademark of CME Group Inc. The Globe Logo, CME, Globex and Chicago Mercantile Exchange are trademarks of Chicago Mercantile Exchange Inc. CBOT and the Chicago Board of Trade are trademarks of the Board of Trade of the City of Chicago, Inc. NYMEX, New York Mercantile Exchange and ClearPort are registered trademarks of New York Mercantile Exchange, Inc. COMEX is a trademark of Commodity Exchange, Inc. All other trademarks are the property of their respective owners. Further information about CME Group (NASDAQ: CME) and its products can be found at www.cmegroup.com.

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Statements in this press release that are not historical facts are forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or implied in any forward-looking statements. Among the factors that might affect our performance are: increasing competition by foreign and domestic entities, including increased competition from new entrants into our markets and consolidation of existing entities; our ability to keep pace with rapid technological developments, including our ability to complete the development, implementation and maintenance of the enhanced functionality required by our customers; our ability to continue introducing competitive new products and services on a timely, cost-effective basis, including through our electronic trading capabilities, and our ability to maintain the competitiveness of our existing products and services, including our ability to provide effective services to the over-the-counter market; our ability to adjust our fixed costs and expenses if our revenues decline; our ability to maintain existing customers, develop strategic relationships and attract new customers; our ability to expand and offer our products outside the United States; changes in domestic and non-U.S. regulations; changes in government policy, including policies relating to common or directed clearing and changes as a result of legislation stemming from the implementation of the Dodd-Frank Act; the costs associated with protecting our intellectual property rights and our ability to operate our business without violating the intellectual property rights of others; our ability to generate revenue from our market data that may be reduced or eliminated by the growth of electronic trading, the state of the overall economy or declines in subscriptions; changes in our average rate per contract due to shifts in the mix of the products traded, the trading venue and the mix of customers (whether the customer receives member or non-member fees or participates in one of our various incentive programs) and the impact of our tiered pricing structure; the ability of our financial safeguards package to adequately protect us from the credit risks of clearing members; the ability of our compliance and risk management methods to effectively monitor and manage our risks, including our ability to prevent errors and misconduct and protect our infrastructure against security breaches and misappropriation of our intellectual property assets; changes in price levels and volatility in the derivatives markets and in underlying fixed income, equity, foreign exchange, interest rate and commodities markets; economic, political and market conditions, including the volatility of the capital and credit markets and the impact of economic conditions on the trading activity of our current and potential customers stemming from the financial crisis that began in 2008 and any other future crises; our ability to accommodate increases in trading volume and order transaction traffic without failure or degradation of performance of our trading and clearing systems; our ability to execute our growth strategy and maintain our growth effectively; our ability to manage the risks and control the costs associated with our acquisition, investment and alliance strategy; our ability to continue to generate funds and/or manage our indebtedness to allow us to continue to invest in our business; industry and customer consolidation; decreases in trading and clearing activity; the imposition of a transaction tax or user fee on futures and options on futures transactions and/or the repeal of the 60/40 tax treatment of such transactions; the unfavorable resolution of material legal proceedings and the seasonality of the futures business. More detailed information about factors that may affect our performance may be found in our filings with the Securities and Exchange Commission, including our most recent periodic reports filed on Form 10-K and Form 10-Q, which are available in the Investor Relations section of the CME Group Web site. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

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CME Group Inc. and Subsidiaries

Consolidated Balance Sheets

(in millions)

	June 30, 2012	December 31, 2011
ASSETS
Current Assets:
Cash and cash equivalents	$1,293.2	$1,042.3
Marketable securities	42.7	47.6
Accounts receivable, net of allowance	336.9	289.4
Other current assets (includes $40.0 in restricted cash)	160.5	232.6
Cash performance bonds and guaranty fund contributions	6,407.6	9,333.9

Total current assets	8,240.9	10,945.8
Property, net of accumulated depreciation and amortization	703.7	821.9
Intangible assets - trading products	17,040.5	17,040.5
Intangible assets - other, net of accumulated amortization	2,888.7	3,312.8
Goodwill	7,520.6	7,984.0
Other assets (includes $20.5 in restricted cash)	1,699.2	653.7

Total Assets	$38,093.6	$40,758.7

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$38.7	$31.1
Other current liabilities	299.3	250.2
Cash performance bonds and guaranty fund contributions	6,407.6	9,333.9

Total current liabilities	6,745.6	9,615.2
Long-term debt	2,107.7	2,106.8
Deferred income tax liabilities, net	7,323.9	7,226.8
Other liabilities	218.0	187.6

Total Liabilities	16,395.2	19,136.4
Redeemable non-controlling interest	78.4	70.3
Shareholders’ equity	21,620.0	21,552.0

Total Liabilities and Shareholders’ Equity	$38,093.6	$40,758.7

CME Group Inc. and Subsidiaries

Consolidated Statements of Income

(dollars in millions, except per share amounts; shares in thousands)

	Quarter Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Revenues
Clearing and transaction fees	$643.6	$687.8	$1,264.7	$1,379.1
Market data and information services	110.8	107.9	225.0	214.9
Access and communication fees	22.6	11.3	42.3	22.8
Other	18.9	31.3	38.5	53.1

Total Revenues	795.9	838.3	1,570.5	1,669.9

Expenses
Compensation and benefits	131.1	117.5	266.2	239.8
Communications	10.7	10.8	21.0	20.7
Technology support services	12.1	13.4	24.9	25.4
Professional fees and outside services	40.3	30.7	72.5	61.4
Amortization of purchased intangibles	31.3	33.0	64.1	66.2
Depreciation and amortization	33.6	31.7	68.5	62.7
Occupancy and building operations	18.7	19.0	39.0	38.4
Licensing and other fee agreements	23.3	18.6	44.0	42.1
Other	25.6	29.1	49.9	54.6

Total Expenses	326.7	303.8	650.1	611.3

Operating Income	469.2	534.5	920.4	1,058.6

Non-Operating Income (Expense)
Investment income	6.1	4.6	18.2	23.4
Gains (losses) on derivative investments	—	—	—	(0.1)
Interest and other borrowing costs	(28.9)	(28.7)	(58.0)	(58.8)
Equity in net losses of unconsolidated subsidiaries	(0.9)	(1.1)	(1.7)	(2.2)
Other non-operating income (expense)	65.2	—	65.2	—

Total Non-Operating	41.5	(25.2)	23.7	(37.7)

Income Before Income Taxes	510.7	509.3	944.1	1,020.9

Income tax provision	257.3	213.7	424.4	268.2

Net Income	253.4	295.6	519.7	752.7
Less: Net income (loss) attributable to redeemable non-controlling interest	8.5	1.9	8.2	2.4

Net Income Attributable to CME Group	$244.9	$293.7	$511.5	$750.3

Earnings per Common Share Attributable to CME Group:
Basic	$0.74	$0.88	$1.55	$2.25
Diluted	0.74	0.88	1.54	2.24

Weighted Average Number of Common Shares:
Basic	331,078	333,794	330,946	334,038
Diluted	332,162	334,871	332,009	335,090

Notes:

Year-to-date 2011 results include a Q1 tax adjustment reflecting a $164 million benefit within income tax provision associated with a change in our expected effective tax rate and its impact on our deferred tax expense and the release of reserves related to a foreign investment.

CME Group Inc.

Quarterly Operating Statistics

	2Q 2011	3Q 2011	4Q 2011	1Q 2012	2Q 2012
Trading Days	63	64	63	62	64

Quarterly Average Daily Volume (ADV)

CME Group ADV (in thousands)

	2Q 2011	3Q 2011	4Q 2011	1Q 2012	2Q 2012
Product Line
Interest rates	6,449	6,518	4,729	5,613	5,136
Equities	2,842	4,040	3,147	2,390	2,919
Foreign exchange	918	988	820	846	920
Energy	1,757	1,670	1,704	1,952	1,741
Agricultural commodities	1,159	1,032	1,004	1,122	1,288
Metals	403	454	315	385	372

Total	13,528	14,702	11,719	12,308	12,376

Venue
Electronic	11,454	12,463	9,864	10,177	10,595
Open outcry	1,393	1,557	1,173	1,348	1,109
Privately negotiated	242	257	204	229	238

Exchange-traded Total	13,090	14,276	11,240	11,754	11,942
CME ClearPort	438	426	479	554	434

Total	13,528	14,702	11,719	12,308	12,376

Average Rate Per Contract (RPC)
CME Group RPC
	2Q 2011	3Q 2011	4Q 2011	1Q 2012	2Q 2012
Product Line
Interest rates	$0.486	$0.479	$0.480	$0.475	$0.485
Equities	0.709	0.703	0.705	0.692	0.674
Foreign exchange	0.868	0.801	0.828	0.841	0.807
Energy	1.595	1.580	1.507	1.517	1.496
Agricultural commodities	1.303	1.264	1.230	1.216	1.264
Metals	1.636	1.649	1.706	1.647	1.649

Average RPC	$0.807	$0.779	$0.811	$0.811	$0.812

Venue
Exchange-traded	$0.745	$0.724	$0.748	$0.737	$0.750
CME ClearPort	2.665	2.621	2.290	2.388	2.510

CME Group Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

(dollars in millions, except per share amounts; shares in thousands)

	Quarter Ended June 30,	Six Months Ended June 30,
	2012	2012
GAAP Results
Revenues	$795.9	$1,570.5
Expenses	326.7	650.1

Operating income	469.2	920.4

Operating margin	59.0%	58.6%

Non-Operating income (expense)	41.5	23.7

Income before income taxes	510.7	944.1
Income tax provision (benefit)	257.3	424.4
Effective tax rate	50.4%	45.0%

Net income	253.4	519.7
Less: Net income attributable to redeemable non-controlling interest	8.5	8.2

Net Income Attributable to CME Group	$244.9	$511.5

Earnings per Common Share Attributable to CME Group:
Basic	$0.74	$1.55
Diluted	0.74	1.54

Adjustments
Reduction to expense[1]	$(21.0)	$(21.0)

Reduction to non-operating income[2]	(65.2)	(65.2)

Reduction to income before income taxes	(44.2)	(44.2)

Reduction to income tax provision[3]	(87.3)	(87.3)

Addition to net income	43.1	43.1
Reduction to net income attributable to redeemable non-controlling interest[2]	(8.3)	(8.3)

Non-GAAP results, excluding adjustments
Revenues	$795.9	$1,570.5
Expenses	305.7	629.1

Operating income	490.2	941.4

Operating margin	61.6%	59.9%

Non-Operating income (expense)	(23.7)	(41.5)

Income before income taxes	466.5	899.9
Income tax provision (benefit)	170.0	337.1
Effective tax rate	36.4%	37.5%

Net income	296.5	562.8
Less: Net income attributable to redeemable non-controlling interest	0.2	(0.1)

Net Income Attributable to CME Group	$296.3	$562.9

Adjusted earnings per Common Share Attributable to CME Group:
Basic	$0.89	$1.70
Diluted	$0.89	1.70
Weighted Average Number of Common Shares:
Basic	331,078	330,946
Diluted	332,162	332,009

1)	Includes $12 million compensation expense made up of costs associated with accelerated vesting of stock-based compensation pertaining to the recent CEO transition, the company’s voluntary exit incentive plan termination payments, as well as transaction related severance payments; and $9 million related to one-time and up-front operating expenses associated with the closing of S&P Dow Jones Indices.
2)	Includes $65 million in non-operating income partially offset by $8 million in non-controlling interest related to the de-consolidation of our business contributed into S&P Dow Jones Indices.
3)	Non-GAAP income tax provision was $87 million lower than GAAP income tax provision due primarily to a non-cash $132 million GAAP charge for establishment of deferred tax liabilities associated with the signing of S&P Dow Jones Indices JV agreements. In addition, GAAP income tax provision included other non-recurring reductions to tax expense of $36 million primarily related to the closing. Finally, non-GAAP income tax provision included the tax effect of the $12 million and $9 million adjustments in (1) above.